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                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
                -----------------------------------------------

    This Settlement Agreement and Mutual General Release (hereinafter "Agreement") is entered into between Sumitomo Bank of California, as trustee of the California Dentists' Guild Real Estate Mortgage Fund II (hereinafter "plaintiff') and Cupertino National Bank and Victor M. Reid, III, erroneously sued as Victor M. Reid (hereinafter 'defendants").

                                    RECITALS
                                    --------

    WHEREAS, litigation relating to the parties to this Agreement is now and has been pending in the Superior Court in and for Santa Clara County, California, styled Sumitomo Bank of California v. Cupertino National Bank, Civil Action No. CV 737898 (hereinafter the "Action"), which Action consists of a complaint by plaintiff against defendants (hereinafter the "Complaint") and a cross-complaint by defendant Cupertino National Bank against C.T. Oliphant and certain appraisers and appraisal companies (hereinafter the "Cross-complaint"); and

    WHEREAS, the parties hereto wish to fully settle and terminate the above-referenced Action and any and all claims, disputes, and controversies between them, and voluntarily and freely enter into this Agreement for that purpose;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound, do hereby agree to enter into this Agreement compromising and settling all claims each has or may have against the other subject to the following terms and conditions:

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                                   COVENANTS
                                   ---------

1. Defendants jointly and severally agree to pay to plaintiff the sum of One Million Eight Hundred Fifty, Thousand Dollars ($1,850,000.00) in the form of drafts or checks payable to "Sumitomo Bank of California, as trustee of the California Dentists' Guild Real Estate Mortgage Fund II, " on or before July 21, 1995. Interest on the outstanding balance will be paid at the rate of eight percent (8 %) per annum from April 1, 1995, until the amount owed has been fully paid and the debt has been satisfied. Payment shall be deemed to have been paid upon the delivery of such drafts or checks to the law firm of Evans, Latham, Harris & Campisi, attorneys for plaintiff. Defendants shall remain jointly and severally liable to plaintiff for the above amount until funds are confirmed as having been received in plaintiffs account in satisfaction of the deposit of the drafts or checks delivered to the attorneys for plaintiff.

2. The sum referenced in Paragraph 1, above, is the entire and only monetary consideration for this Agreement. Each of the parties hereto shall be responsible for the payment of all of its own respective attorneys' fees, costs, and other legal expenses.

3. All parties to this Agreement, on behalf of themselves, and on behalf of each of their attorneys, insurers, heirs, executors, administrators, guardians, beneficiaries, shareholders, partners, owners, subsidiaries, officers, directors, agents, principals, employees, affiliates, successors, and assigns, hereby do fully and forever release and discharge, effective upon the complete execution of this Agreement, each and every other party, and their attorneys, insurers, heirs, executors, administrators, guardians, beneficiaries, shareholders, partners, owners, subsidiaries, officers, directors, agents, principals,

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employees, affiliates, successors, and assigns, from any and all claims, demands, damages, actions, causes of action, or liability of any type or character, known or unknown, arising out of or in any way relating to the facts and circumstances and transactions, whether pleaded or not, which are the subject matter of the Action described above (hereinafter 'the Released Claims'). It is expressly understood and agreed that none of the cross-defendants named in Cupertino National Bank's Cross-complaint is to be released under the terms of this Paragraph.

4. Plaintiff, on behalf of itself, and on behalf of each of its attorneys. insurers, shareholders, partners, owners, officers, directors, agents, employees, successors and assigns, (a) agrees to dismiss with prejudice the Complaint in this Action with respect to all defendants as soon as practical, and no later than five days, after funds are confirmed as having been received in plaintiff's account in full satisfaction of defendants' obligation set forth in Paragraph 1, above; (b) represents and warrants that it is not aware of any other actions pending or contemplated relating in any way to the facts, circumstances, or transactions which are the subject matter of the Action-, and,
(c) promises not to sue in the future any released person or entity on any Released Claim.

5. Defendants, on behalf of themselves, and on behalf of each of their attorneys, insurers, shareholders, partners, owners, officers, directors, agents, employees, successors and assigns, (a) agree to dismiss without prejudice the Cross-complaint in this Action as soon as practical, and no later than five days. after the complete execution of this Agreement; (b) represents and warrants that it is not aware of any other actions pending or contemplated relating in any way to the facts, circumstances, or transactions which are the subject matter

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of the Action; and, (c) promises not to sue in the future any released person or entity on any Released Claim.
6. All parties represent and warrant that they have not assigned or transferred or purported to assign or transfer any Released Claim to any other person or entity.

7. Each party to this Agreement fully understands and agrees to be bound by all of the terms and conditions contained herein. Each party acknowledges that this agreement reflects the entire agreement between and among the parties with respect to the subject matter of the Agreement. In entering into this Agreement, no party to this Agreement has relied on any representation or promise not expressly set forth in this Agreement. This Agreement cannot be amended, altered, or modified in any way unless done so in a writing signed by all of the parties hereto.

8. Each party hereto represents that it has received such counseling from its attorneys as it deems appropriate, or has had an adequate opportunity to consult with attorneys of its choosing, before executing this Agreement. Each party acknowledges that there is a risk that it has received incorrect legal advice as to the facts or the law, and agrees that such incorrect advice shall not be grounds for termination or rescission of this Agreement, nor for any claim against any other party to this Agreement.

9. Each party represents that it is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing this release, which if known by him must have materially affected his settlement with the debtor."

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In that connection, each party acknowledges that there is a risk that the facts with respect to which this Agreement is executed may turn out to be different from the facts now known or believed to be true by each of the parties. Each party releases an other parties from any duty to disclose any fact, belief, or opinion related to the Released Claims. Each party also acknowledges that it might have sustained losses, damages or injuries ("losses") which are presently unknown and unsuspected, and that any such losses that may have been sustained may give rise to additional losses and expenses in the future which are not now anticipated. Each party acknowledges that it has the duty to conduct any investigation as to the Released Claims, including any losses that may have resulted from the Released Claims, as it deems appropriate, and has done so at the time of the execution of this Agreement. Each party acknowledges that this Agreement, and the release contained herein, has been negotiated and agreed upon with awareness of the foregoing risks. Each party expressly assumes the foregoing risks, and expressly waives any rights it may have under Civil Code 1542, as well as under any other state or federal statute or common law principle of similar effect, including but not limited to any right to terminate or rescind this Agreement.

10. It is specifically acknowledged by all parties hereto that the Agreement and consideration transferred hereunder shall not be treated, acknowledged or considered as an admission of liability, fault, culpability, or any kind of responsibility whatsoever on the part of any of the parties to the Agreement, who continue to deny such liability and disclaim any fault, culpability or responsibility.

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11. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, beneficiaries, legal representatives, officers, directors, agents, employees, successors, and assigns.

12. This Agreement is made and entered into, and shall be interpreted, applied, and enforced, under and pursuant to the laws of the State of California.

13. This Agreement is the joint product of all parties hereto. It is hereby stipulated and agreed that the rule of construction that an agreement is to be construed against the drafting party or parties is inapplicable to this document.

14. Should defense or prosecution of any litigation relative to this Agreement or any of the terms and conditions hereunder be necessary, then the prevailing party in such litigation shall be entitled to reasonable attorneys' fees and costs incurred in such litigation.

15. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party warrants and represents that it is duly authorized to enter into this Agreement and is acting within its powers in doing so. Each person who signs this Agreement on behalf of a party represents and warrants that he or she has authority to do so.

Dated: July___ , 1995                 SUMITOMO BANK OF CALIFORNIA


                                      By  ________________________________
                                          Robert G. Gottschalk

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